EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Access Anytime Bancorp, Inc. on form S-8 (file numbers 333-28217 and 333-28219) of our report dated January 31, 2001 on our audits of the consolidated financial statements of Access Anytime Bancorp, Inc. and Subsidiary for the year ended December 31, 2000, which report is included in this Annual Report on form 10-KSB.

Robinson Burdette Martin Seright & Burrows, L.L.P.

Lubbock, Texas
February 26, 2003